FINANCIAL SNAPSHOT Q2 HIGHLIGHTS FINANCIAL OVERVIEW AS OF JUNE 30, 2022 LTM REVENUE $2.60B 5.8% LTM LTM EBITDA* $167.2M 8.6% LTM *See reconciliation of non-GAAP measures in our recently filed press release and investor presentation. LTM NET INC. $84.2M 10.0% LTM LTM EPS $4.91 per diluted share 9.1% LTM Our solid performance this quarter continues to demonstrate the overall strength in the markets we serve and our ability to capitalize on new opportunities that deepen and expand our market presence. “ ” Rick Swartz President and CEO BUSINESS SEGMENTS Second quarter revenues of $708.1 million Second quarter net income of $19.7 million, or $1.15 per diluted share Record Backlog remains strong at $2.44 billion TRANSMISSION & DISTRIBUTION $415.2M $1.44B Second Quarter 2022 Revenues Q2 LTM 2022 Revenues COMMERCIAL & INDUSTRIAL $292.9M $1.16B Second Quarter 2022 Revenues Q2 LTM 2022 Revenues

COMPANY PROFILE

MYR GROUP CONSISTS OF THE FOLLOWING SUBSIDIARIES:

- CSI Electrical Contractors, Inc.
- E.S. Boulos Company
- Great Southwestern Construction, Inc.
- Harlan Electric Company
- High Country Line Construction, Inc.
- Huen Electric, Inc.
- The L.E. Myers Co.
- MYR Energy Services, Inc.
- Powerline Plus Ltd.
- Sturgeon Electric Company, Inc.
- Sturgeon Electric California, LLC
- Western Pacific Enterprises Ltd.



LOCATIONS THROUGHOUT THE **U.S.** AND **CANADA**

1891 ROOTS

130+ years of building & maintaining critical electrical infrastructure

DIVERSE BOARD

4 of 9 are diverse in Board of Directors (Chair & CEO are separate positions)

STRONG SAFETY PERFORMANCE

2021 TCIR – 1.24
2021 LTIR – 0.09

7,900+

Employees throughout U.S. & Canada

$310.3M

Available at 6/30/2022 under our $375M Credit Facility

WWW.MYRGROUP.COM | 12150 E 112TH AVENUE, HENDERSON, CO 80640 | 303.286.8000 | NASDAQ: MYRG

MYR GROUP